Exhibit 99.1

July 28, 2022	For More Information Contact:
For Immediate Release	Jay McConie, EVP and CFO
(516) 671-4900, Ext. 7404

THE FIRST OF LONG ISLAND CORPORATION

REPORTS EARNINGS FOR THE SECOND QUARTER OF 2022

Melville, New York, July 28, 2022 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC), the parent company of The First National Bank of Long Island, reported increases in net income and earnings per share for the three and six months ended June 30, 2022.  In the highlights that follow, all comparisons are of the current three or six-month period to the same period last year unless otherwise indicated.

SECOND QUARTER HIGHLIGHTS

•	Net Income and EPS were $12.5 million and $.54, respectively, versus $11.4 million and $.48
•	ROA and ROE were 1.18% and 12.94%, respectively, compared to 1.08% and 11.02%
•	Net interest margin was 2.97% versus 2.71%
•	Strong loan originations of $236 million
•	Repurchased 286,011 shares at a cost of $5.3 million

SIX MONTH HIGHLIGHTS

•	Net Income and EPS were $24.6 million and $1.06, respectively, versus $22.7 million and $.95
•	ROA and ROE were 1.18% and 12.43%, respectively, compared to 1.10% and 11.09%
•	Net interest margin was 2.93% versus 2.70%

Analysis of Earnings – Six Months Ended June 30, 2022

Net income for the first six months of 2022 was $24.6 million, an increase of $1.9 million, or 8.4%, versus the same period last year.  The increase is primarily due to growth in net interest income of $4.9 million, or 9.2%, and noninterest income of $695,000, or 12.1%,  excluding 2021 securities gains.  These items were partially offset by increases in the provision for credit losses of $2.8 million and income tax expense of $364,000.

The increase in net interest income reflects a favorable shift in the mix of funding as an increase in average checking deposits of $157 million, or 12.2%, and a decline in average interest-bearing liabilities of $127 million, or 5.2%, resulted in average checking deposits comprising a larger portion of total funding.  Also contributing to the increase was a decline in interest expense of $1.9 million related to the maturity and termination of the Bank’s interest rate swap and lower rates on non-maturity and time deposits.  The average cost of interest-bearing liabilities declined 22 basis points (“bps”) from .76% for the first six months of 2021 to .54% for the current six-month period.

The increase in net interest income also reflects growth of $212 million in average loans outstanding to $3.2 billion for the first six months of 2022 driven mainly by commercial mortgage originations.  The loan portfolio yield declined from 3.55% for the 2021 period to 3.49% for the current period as most originations through June 30, 2022 were committed before the recent rate increases at yields lower than the overall loan portfolio and average SBA Paycheck Protection Program (“PPP”) loans declined $141 million.  PPP income declined $2.9 million to $1.0 million when comparing the six-month periods. The weighted average yield on the PPP portfolio was 14.6% for the current six-month period.

During the second quarter of 2022, we originated $236 million of loans with a weighted average rate of approximately 3.51% which includes $152 million of commercial mortgages at a weighted average rate of 3.50%. The mortgage loan pipeline was $125 million with a weighted average rate of 4.40% at June 30, 2022.

       Net interest margin for the first six months of 2022 was 2.93% versus 2.70% for the 2021 period.  Significant increases in interest rates due to inflation could present challenges in maintaining or growing net interest income and margin.  The direction of net interest income and margin for the remainder of 2022 is largely dependent on changes in the yield curve and competitive and economic conditions.

The provision for credit losses increased $2.8 million when comparing the six-month periods from a credit of $1.6 million in the 2021 period to a charge of $1.2 million in the 2022 period.  The provision for the current six-month period was mainly due to an increase in outstanding mortgage loans partially offset by qualitative adjustments for current conditions and historical loss rates.

The increase in noninterest income of $695,000, excluding $606,000 of gains on sales of securities in 2021, is primarily attributable to a final transition payment of $477,000 from LPL Financial for the conversion of the Bank’s retail broker and advisory accounts.  The increase also includes higher fees from debit and credit cards of $339,000 and income from bank-owned life insurance (“BOLI”) of $320,000.  These amounts were partially offset by a decrease in investment services income of $472,000 as the shift to an outside service provider resulted in a revenue sharing agreement and less assets under management.

Noninterest expense remained flat at $32.2 million when comparing the six-month periods.  Salaries and benefits expense decreased $179,000 due to a net reduction in branch locations partially offset by the hiring of seasoned banking professionals. Occupancy and equipment expense was stable at $6.3 million as lower rent, depreciation and maintenance and repair costs from the 2021 branch closures were largely offset by the cost of new branch locations on the east-end of Long Island and the relocation to new corporate office space in Melville, N.Y.

Income tax expense increased $364,000 and the effective tax rate decreased from 20.6% to 20.2% when comparing the six-month periods.  The decrease in the effective tax rate is mainly due to the purchase of $20 million of BOLI in December 2021 and being in a capital tax position for New York State and New York City purposes.  The increase in income tax expense is due to higher pre-tax earnings in the current six-month period as compared to the 2021 period partially offset by the lower effective tax rate.

Analysis of Earnings – Second Quarter 2022 Versus Second Quarter 2021

Net income for the second quarter of 2022 of $12.5 million increased $1.1 million, or 9.6%, from $11.4 million earned in the same quarter of last year.  The increase is mainly due to growth in net interest income of $2.8 million, or 10.3%, for substantially the same reasons discussed above with respect to the six-month periods.  Partially offsetting this was a higher provision for credit losses of $1.3 million mainly due to strong loan originations in the current quarter.  Also offsetting the increase in net interest income was an increase of $600,000 in noninterest expense due to the hiring of seasoned banking professionals, the cost of new branch locations on the east-end of Long Island and the relocation of our corporate offices.

Analysis of Earnings – Second Quarter Versus First Quarter 2022

Net income for the second quarter of 2022 increased $398,000 from $12.1 million earned in the first quarter. The increase was due to growth in net interest income of $1.7 million mainly related to higher average outstanding loan balances and higher loan yields.  This increase was partially offset by higher salary and benefit costs due to filling open positions,  higher incentive and stock-based compensation, and additional occupancy costs mainly related to the relocation of our corporate offices.

Asset Quality

The Bank’s allowance for credit losses to total loans (reserve coverage ratio) was .93% on June 30, 2022 as compared to .96% at December 31, 2021.  The decrease in the reserve coverage ratio was mainly due to qualitative adjustments for current conditions and historical loss rates.    Nonaccrual and modified loans and loans past due 30 through 89 days are at very low levels.

Capital

The Corporation’s balance sheet remains strong with a Leverage Ratio of approximately 9.85% on June 30, 2022.  We repurchased 488,897 shares of common stock during the first half of 2022 at a cost of $9.8 million.  We expect to continue common stock repurchases during 2022.

The Corporation’s ROE was 12.94% and 12.43% for the three-month and six-month periods ended June 30, 2022, respectively, an increase when compared to 11.02% and 11.09%, respectively, for the same periods in 2021. The increases in ROE were due to higher net income for both periods as well as an increase in accumulated other comprehensive losses due to a significant increase in the net unrealized loss in the available-for-sale securities portfolio from higher interest rates. The losses in the available-for-sale securities portfolio, which reduced the average balance of stockholders’ equity, accounted for 121 bps and 77 bps of the improvement in the ROE ratio when compared to the prior year periods. The unrealized loss also accounted for a $1.89 reduction in the Corporation’s book value per share of $16.48 at June 30, 2022.

Key Initiatives

We continue focusing on strategic initiatives supporting the growth of our balance sheet and a profitable relationship banking business. Such initiatives include improving the quality of technology through continuing digital enhancements, optimizing our branch network across a larger geography, using new branding and “CommunityFirst” focus to improve name recognition, enhancing our website and social media presence including the promotion of FirstInvestments, and recruitment of experienced banking professionals to support our growth and technology initiatives.  We also continue to focus on the areas of cybersecurity, environmental, social and governance practices.  The consolidation of our back-office staff into a single location at 275 Broadhollow Road in Melville, N.Y. took place in April 2022.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934.  Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe” or “anticipate”.  The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in interest rates; deposit flows and the cost of funds; demand for loan products; competition; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; and other factors discussed in the “risk factors” section of the Corporation’s filings with the Securities and Exchange Commission (“SEC”).  In addition, the pandemic continues to present financial and operating challenges for the Corporation, its customers and the communities it serves.  These challenges may adversely affect the Corporation’s business, results of operations and financial condition for an indefinite period.  The forward-looking statements are made as of the date of this press release, and the Corporation assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

For more detailed financial information please see the Corporation’s quarterly report on Form 10-Q for the quarter ended June 30, 2022.  The Form 10-Q will be available through the Bank’s website at www.fnbli.com on or about August 4, 2022, when it is electronically filed with the SEC. Our SEC filings are also available on the SEC’s website at www.sec.gov.

   CONSOLIDATED BALANCE SHEETS

(Unaudited)

	6/30/22	12/31/21
	(dollars in thousands)
Assets:
Cash and cash equivalents	$64,073	$43,675
Investment securities available-for-sale, at fair value	689,269	734,318

Loans:
Commercial and industrial	108,049	90,386
SBA Paycheck Protection Program	4,427	30,534
Secured by real estate:
Commercial mortgages	1,948,321	1,736,612
Residential mortgages	1,228,607	1,202,374
Home equity lines	44,929	44,139
Consumer and other	1,214	991
	3,335,547	3,105,036
Allowance for credit losses	(30,865)	(29,831)
	3,304,682	3,075,205

Restricted stock, at cost	20,905	21,524
Bank premises and equipment, net	38,081	37,523
Right of use asset - operating leases	24,095	8,438
Bank-owned life insurance	109,320	107,831
Pension plan assets, net	19,161	19,097
Deferred income tax benefit	22,433	3,987
Other assets	18,565	17,191
	$4,310,584	$4,068,789
Liabilities:
Deposits:
Checking	$1,469,969	$1,400,998
Savings, NOW and money market	1,750,367	1,685,410
Time	385,039	228,837
	3,605,375	3,315,245

Short-term borrowings	10,000	125,000
Long-term debt	279,435	186,322
Operating lease liability	25,668	11,259
Accrued expenses and other liabilities	13,650	17,151
	3,934,128	3,654,977
Stockholders' Equity:
Common stock, par value $.10 per share:
Authorized, 80,000,000 shares;
Issued and outstanding, 22,840,516 and 23,240,596 shares	2,284	2,324
Surplus	84,703	93,480
Retained earnings	335,697	320,321
	422,684	416,125
Accumulated other comprehensive loss, net of tax	(46,228)	(2,313)
	376,456	413,812
	$4,310,584	$4,068,789

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended		Three Months Ended
	6/30/22	6/30/21	6/30/22	6/30/21
	(dollars in thousands)
Interest and dividend income:
Loans	$56,149	$53,456	$28,763	$26,750
Investment securities:
Taxable	3,805	4,078	2,137	2,245
Nontaxable	3,962	4,462	1,994	2,214
	63,916	61,996	32,894	31,209
Interest expense:
Savings, NOW and money market deposits	1,564	2,260	801	1,194
Time deposits	2,100	3,897	1,155	1,593
Short-term borrowings	684	700	243	350
Long-term debt	1,868	2,311	1,000	1,146
	6,216	9,168	3,199	4,283
Net interest income	57,700	52,828	29,695	26,926
Provision (credit) for credit losses	1,159	(1,609)	726	(623)
Net interest income after provision (credit) for credit losses	56,541	54,437	28,969	27,549

Noninterest income:
Bank-owned life insurance	1,490	1,170	748	591
Service charges on deposit accounts	1,506	1,418	780	735
Net gains on sales of securities	—	606	—	—
Other	3,452	3,165	1,496	1,501
	6,448	6,359	3,024	2,827
Noninterest expense:
Salaries and employee benefits	19,736	19,915	9,981	9,845
Occupancy and equipment	6,307	6,344	3,356	3,067
Other	6,155	6,019	3,092	2,917
	32,198	32,278	16,429	15,829
Income before income taxes	30,791	28,518	15,564	14,547
Income tax expense	6,227	5,863	3,083	3,159
Net income	$24,564	$22,655	$12,481	$11,388

Share and Per Share Data:
Weighted Average Common Shares	23,088,542	23,758,398	22,999,598	23,735,723
Dilutive restricted stock units	85,043	89,776	71,028	96,060
	23,173,585	23,848,174	23,070,626	23,831,783

Basic EPS	$1.06	$.95	$.54	$.48
Diluted EPS	$1.06	$.95	$.54	$.48
Cash Dividends Declared per share	$.40	$.38	$.20	$.19

FINANCIAL RATIOS
(Unaudited)
ROA	1.18%	1.10%	1.18%	1.08%
ROE	12.43%	11.09%	12.94%	11.02%
Net Interest Margin	2.93%	2.70%	2.97%	2.71%
Dividend Payout Ratio	37.74%	40.00%	37.04%	39.58%

PROBLEM AND POTENTIAL PROBLEM LOANS AND ASSETS

(Unaudited)

	06/30/22		12/31/21
	(dollars in thousands)

Loans including modifications to borrowers experiencing financial difficulty:
Modified and performing according to their modified terms	$540		$554
Past due 30 through 89 days	193		460
Past due 90 days or more and still accruing	—		—
Nonaccrual	260		1,235
	993		2,249
Other real estate owned	—		—
	$993		$2,249

Allowance for credit losses	$30,865		$29,831
Allowance for credit losses as a percentage of total loans	.93%		.96%
Allowance for credit losses as a multiple of nonaccrual loans	118.7	x	24.2	x

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Six Months Ended June 30,
	2022			2021
	Average	Interest/	Average	Average	Interest/	Average
(dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets:
Interest-earning bank balances	$33,674	$97.58%		$184,641	$96.10%
Investment securities:
Taxable (1)	432,303	3,708	1.72	445,712	3,982	1.79
Nontaxable (1) (2)	315,418	5,015	3.18	357,924	5,648	3.16
Loans (1) (2)	3,220,953	56,151	3.49	3,008,594	53,459	3.55
Total interest-earning assets	4,002,348	64,971	3.25	3,996,871	63,185	3.16
Allowance for credit losses	(30,059)			(32,256)
Net interest-earning assets	3,972,289			3,964,615
Cash and due from banks	33,106			34,228
Premises and equipment, net	37,942			38,399
Other assets	144,329			133,715
	$4,187,666			$4,170,957
Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,713,883	1,564.18		$1,786,527	2,260.26
Time deposits	319,206	2,100	1.33	371,919	3,897	2.11
Total interest-bearing deposits	2,033,089	3,664.36		2,158,446	6,157.58
Short-term borrowings	88,091	684	1.57	56,813	700	2.48
Long-term debt	196,268	1,868	1.92	229,593	2,311	2.03
Total interest-bearing liabilities	2,317,448	6,216.54		2,444,852	9,168.76
Checking deposits	1,442,398			1,285,761
Other liabilities	29,342			28,509
	3,789,188			3,759,122
Stockholders' equity	398,478			411,835
	$4,187,666			$4,170,957

Net interest income (2)		$58,755			$54,017
Net interest spread (2)			2.71%			2.40%
Net interest margin (2)			2.93%			2.70%

(1) The average balances of loans include nonaccrual loans. The average balances of investment securities include unrealized gains and losses on AFS securities in the 2021 period and exclude such amounts in the 2022 period. Unrealized gains and losses were immaterial in 2021.

(2)  Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Three Months Ended June 30,
	2022			2021
(dollars in thousands)	Average Balance	Interest/ Dividends	Average Rate	Average Balance	Interest/ Dividends	Average Rate
Assets:
Interest-earning bank balances	$39,607	$83.84%		$213,688	$57.11%
Investment securities:
Taxable (1)	431,740	2,054	1.90	489,407	2,188	1.79
Nontaxable (1) (2)	316,166	2,524	3.19	354,175	2,802	3.16
Loans (1) (2)	3,281,178	28,764	3.51	3,004,227	26,752	3.56
Total interest-earning assets	4,068,691	33,425	3.29	4,061,497	31,799	3.13
Allowance for credit losses	(30,266)			(31,623)
Net interest-earning assets	4,038,425			4,029,874
Cash and due from banks	33,723			35,491
Premises and equipment, net	38,002			38,102
Other assets	137,582			132,671
	$4,247,732			$4,236,138

Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,739,429	801.18		$1,864,640	1,194.26
Time deposits	360,289	1,155	1.29	322,987	1,593	1.98
Total interest-bearing deposits	2,099,718	1,956.37		2,187,627	2,787.51
Short-term borrowings	52,247	243	1.87	54,985	350	2.55
Long-term debt	206,105	1,000	1.95	226,002	1,146	2.03
Total interest-bearing liabilities	2,358,070	3,199.54		2,468,614	4,283.70
Checking deposits	1,468,285			1,327,332
Other liabilities	34,593			25,649
	3,860,948			3,821,595
Stockholders' equity	386,784			414,543
	$4,247,732			$4,236,138
Net interest income (2)		$30,226			$27,516
Net interest spread (2)			2.75%			2.43%
Net interest margin (2)			2.97%			2.71%

(1) The average balances of loans include nonaccrual loans. The average balances of investment securities include unrealized gains and losses on AFS securities in the 2021 period and exclude such amounts in the 2022 period. Unrealized gains and losses were immaterial in 2021.

(2)  Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.